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                                                                    EXHIBIT 99.1

(CENTRAL PARKING CORPORATION LOGO)
                                                                       NEWS

             2401 21st Avenue South, Suite 200, Nashville, TN 37212
                       (615) 297-4255 Fax: (615) 297-6240



FOR IMMEDIATE RELEASE

Contact:       Emanuel Eads
               President and Chief Executive Officer
               (615) 297-4255
               eeads@parking.com


                      CENTRAL PARKING CORPORATION ANNOUNCES
                           FOURTH QUARTER DEVELOPMENTS
                             ----------------------
                 COMPANY EXTENDS ITS DUTCH AUCTION TENDER OFFER
                         TO 5:00 P.M. SEPTEMBER 30, 2005

NASHVILLE, TENN. -- (SEPT. 14, 2005) - Central Parking Corporation (NYSE: CPC) announced an extension of its "Dutch Auction" tender offer for up to 4,400,000 shares of its common stock. The tender offer, which was previously scheduled to expire on September 14, 2005, has been extended until 5:00 p.m. New York City time on September 30, 2005. The Company has extended the tender offer to provide shareholders with additional time to consider certain developments in the Company's fourth fiscal quarter ending September 30, 2005.

         The Company continues to make progress in executing its previously announced strategic plan designed to streamline operations and focus on core competencies and key markets with the greatest potential for growing profits. In connection with this process, the Company has reached tentative agreement to sell its fifty percent interest in its joint venture in Mexico, which is expected to result in a non-cash loss on the sale of approximately $1.7 million in the fourth fiscal quarter. The Company would receive a cash payment at closing of $325,000 and a secured promissory note of approximately $3.7 million in repayment of the joint venture's indebtedness to the Company. This transaction is subject to the negotiation and execution of a definitive agreement, and there can be no assurance that the transaction will be completed or that it will be completed on the terms described above.

         The Company has become aware of issues concerning certain related party transactions and accounts receivables in its United Kingdom operations. The Company is investigating this situation and believes that there may be a negative financial impact relating to these matters. The Company currently cannot provide an estimate of the financial impact of these matters. The United Kingdom operations generated approximately 2.7% of the Company's revenues through the first three quarters of the current fiscal year.



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Central Parking Corporation Announces Fourth Quarter Developments
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         The Company conducts operations in the geographic region impacted by
Hurricane Katrina, including New Orleans, Louisiana, which operations have been adversely affected. The Company is in the process of evaluating the impact of Hurricane Katrina, and currently anticipates that its earnings will be reduced by approximately $200,000 in the fourth quarter as a result of the storm.

         The Company anticipates that it will provide additional information on the foregoing matters prior to the expiration date of the tender offer.

         The Company's "Dutch Auction" tender offer is extended to 5:00 p.m. New York City time on September 30, 2005, unless the Company elects to further extend the tender offer. This extension was made in order to ensure that the information contained herein and in an amendment to the Company's Schedule TO being filed today is available to shareholders for a sufficient period of time prior to the expiration of the self-tender. All terms and conditions of the Offer to Purchase and related material distributed to shareholders, as amended today and on August 29, 2005, continue to apply to the tender offer, as extended.

         This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company's stock. The Company's offer is only being made pursuant to the Offer to Purchase and related material distributed to shareholders, as amended today and on August 29, 2005. Shareholders may obtain a copy of the Offer to Purchase and related materials for free at the Securities and Exchange Commission's web site, www.sec.gov, or from D.F. King & Co., Inc., the Company's information agent for the offer, by calling (800) 431-9642. Shareholders are urged to carefully read these materials prior to making any decision with respect to the offer.

         Shareholders may still use the original Letter of Transmittal that was mailed to shareholders on August 12, 2005 to tender their shares. Shareholders who have already tendered their shares do not need to take any further action if they wish to remain tendered. Shareholders who do not wish to tender shares but rather remain investors in the Company do not need to return any paperwork. Shareholders who have previously tendered shares and wish to withdraw shares previously tendered should follow the procedures described in the Offer to Purchase.

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. As of June 30, 2005, the Company operated more than 3,400 parking facilities containing more than 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain, Greece and Italy.

         This press release contains historical and forward-looking information. The words "anticipates," "believe," "currently expects,' "expects," expectations," "estimates," "guidance," "goal," "outlook," "assumptions," "intend," "plan," "continue to expect," "should," "project," "objective," "outlook," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. To the extent permitted by applicable law, the forward-


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Central Parking Corporation Announces Fourth Quarter Developments
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looking statements are made pursuant to the safe harbor provisions of the
Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate. Additional factors related to the Dutch Auction tender offer include, without limitation, the number of shares actually tendered and purchased, the price for such purchases, and the closing conditions related to the Dutch Auction tender offer.

         Notwithstanding any statement in this press release to the contrary, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2004, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission and other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.



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